INDEPENDENT ACCOUNTANTS' CONSENT

We consent to use in this Registration Statement of Pacel Corp. on Form SB-2 of our report dated August 7, 1999 (except for Note 6, 8, 9 10, and 13 which are as of October 6, 1999) on the combined financial statements of Pacel Corp. and its subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                   /s/ Peter C. Cosmas Co., CPAs

                                   PETER C. COSMAS CO., CPAs



New York, New York
November 24, 1999